UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

VICI Properties Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55791	81-4177147
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 820-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On October 6, 2017 (the “Effective Date”), pursuant to the Third Amended Joint Plan of Reorganization of Caesars Entertainment Operating Company, Inc., et al. (the “Plan of Reorganization”), filed by Caesars Entertainment Operating Company, Inc. (“CEOC”) and certain of its subsidiaries (the “Debtors”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Illinois (the “U.S. Bankruptcy Court”), which was confirmed by the U.S. Bankruptcy Court on January 17, 2017, the historical business of CEOC was separated by means of a spin-off transaction whereby (subject to certain exceptions) the Debtors’ real property assets and golf course operations were transferred through a series of transactions to VICI Properties Inc., a Maryland corporation (the “Company”) and/or its subsidiaries, which in turn transferred such real property assets (other than the historic golf course assets) to its operating partnership, VICI Properties L.P., a Delaware limited partnership (the “Partnership”). The Partnership in turn contributed such real property assets (subject to certain exceptions) to VICI Properties 1 LLC, a Delaware limited liability company (“VICI PropCo”). On the Effective Date, CEOC merged with and into CEOC, LLC, a Delaware limited liability company (“CEOC LLC”), with CEOC LLC surviving the merger, and CEOC LLC and/or subsidiaries of CEOC LLC leasing back the transferred real property pursuant to lease agreements with an affiliate of Caesars Entertainment Corporation, the parent of CEOC (“CEC”), managing such businesses (collectively, the “Restructuring”).

On September 28, 2017, the Company filed with the Securities and Exchange Commission an amended registration statement on Form 10 which became effective on September 29, 2017 (the “Form 10”).

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Restructuring, the Company and its subsidiaries entered into the agreements below.

Separation Agreement

On the Effective Date, the Company entered into a separation agreement (the “Separation Agreement”) with CEOC, which contains the key provisions of the separation of the Company from CEOC and certain terms governing the Company’s relationship with CEOC after the Restructuring. The Separation Agreement identifies the assets transferred, liabilities assumed and contracts to be performed by each of the Company and CEOC as part of the separation, and provides for when and how these transfers, assumptions and assignments occur. The Separation Agreement may not be terminated except by an agreement in writing signed by each of CEOC and the Company.

A copy of the Separation Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference to this Item 1.01. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement.

Lease Agreements

On the Effective Date, subsidiaries of the Company (collectively, the “Landlords”) entered into lease agreements with CEOC LLC (among others, and in the case of the Joliet Lease Agreement (defined below), Des Plaines Development Limited Partnership) (collectively, the “Tenants”), whereby the Tenants will lease back the real property assets transferred to the Landlords. The Landlords entered into a lease agreement for the Caesars Palace facilities located in Las Vegas (the “CPLV Lease Agreement”), a lease agreement for the regional properties (other than the facilities in Joliet, Illinois) (the “Non-CPLV Lease Agreement”) and a lease agreement for the Joliet facilities (the “Joliet Lease Agreement,” and, together with the CPLV Lease Agreement and the Non-CPLV Lease Agreement, collectively the “Lease Agreements”). Under the terms of the Lease Agreements, the Tenants are primarily responsible for ongoing costs relating to the properties, including property taxes, insurance, and maintenance and repair costs that arise from the use of each property and the Tenants are required to continue to invest materially in the properties (subject to decrease in the event a facility is no longer subject to any of the Lease Agreements).

Each Lease Agreement has an initial 15 year term with four five-year renewal terms exercisable at the option of the respective tenant (subject to certain conditions) and provides for a fixed base rent for each of the first seven years of the lease term equal to $165.0 million for the CPLV Lease Agreement and $433.3 million for the Non-CPLV Lease Agreement. In addition, each Lease Agreement contains a fixed annual rent escalator on the base rent equal to the greater of 2% and the increase in the Consumer Price Index commencing on the second year of the lease with respect to the CPLV Lease Agreement and on the sixth year of the lease with respect to the Non-CPLV Lease Agreement and Joliet Lease Agreement (the “Annual Escalator”).

The Joliet, Illinois facilities are owned by Harrah’s Joliet Landco LLC, a joint venture of which a subsidiary of the Company owns 80% of the membership interests and is the managing member. The base rent for the first seven years of the Joliet Lease Agreement is $39.625 million per year, subject to the Annual Escalator. The Company is entitled to receive 80% of this rent and the other member is entitled to receive the remaining 20%.

In addition to customary default remedies, if the Tenants do not spend the full amount of the minimum capital expenditures as required under the applicable Lease Agreement, the Landlords have the right to seek the remedy of specific performance to require the Tenants to spend any such unspent amount or deposit such amounts in a reserve account. The Tenants are generally not permitted to remove individual properties from any Lease Agreement and have limited rights, following certain casualty events or condemnations, to terminate the respective Lease Agreement with respect to affected properties. The Lease Agreements will also include events of default, including certain events of cross default between the Lease Agreements (except that (i) a default under the CPLV Lease Agreement will only cause a default under the other Lease Agreements during the term of the Term Loans, First Lien Notes and Second Lien Notes (each as defined below), and (ii) a default under the Non-CPLV Lease Agreement or Joliet Lease Agreement will not cause a default under the CPLV Lease Agreement). Among other remedies, the Landlords have the right to terminate the Lease Agreements during an event of default (subject to notice and cure periods in favor of the Tenants and their lenders). The Lease Agreements also require the Tenants, in the event of a termination of the Lease Agreements, to provide certain transition services to the Landlords in respect of the properties subject to the agreements for a limited time following such event.

A copy of each of the CPLV Lease Agreement, the Non-CPLV Lease Agreement and the Joliet Lease Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each is incorporated herein by reference to this Item 1.01. The foregoing description of the Lease Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lease Agreements.

Golf Course Use Agreement

On the Effective Date, subsidiaries of VICI Golf LLC, a subsidiary of the Company, entered into a golf course use agreement (the “Golf Course Use Agreement”) with CEOC LLC and Caesars Enterprise Services, LLC (“CES”) (collectively, the “users”), whereby the users were granted certain priority rights and privileges with respect to access and use of certain golf course properties. Payments under the Golf Course Use Agreement are comprised of a $10.0 million annual membership fee, use fees and minimum rounds fees. The membership fee is subject to increase or decrease, as applicable, whenever rent under the Non-CPLV Lease Agreement is adjusted in accordance with the terms of the Non-CPLV Lease Agreement; and the adjusted membership fee will be calculated based on the proportionate increase or decrease, as applicable, in rent under the Non-CPLV Lease Agreement. The use fees and minimum round fees are subject to the Annual Escalator beginning at the times provided under the Golf Course Use Agreement.

A copy of the Golf Course Use Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Golf Course Use Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Golf Course Use Agreement.

Management and Lease Support Agreements

On the Effective Date, the Landlords entered into separate management and lease support agreements (collectively, the “Management and Lease Support Agreements”) in connection with each Lease Agreement, with wholly owned subsidiaries of CEC serving as managers (collectively, the “Managers”). Pursuant to the Management and Lease Support Agreements, CEC will guarantee the Tenants’ payment obligations under the Lease Agreements and the payment obligations under the Golf Course Use Agreement.

The Management and Lease Support Agreements commenced on the same date as the Lease Agreements and will terminate with respect to a specific property, if such property is no longer subject to the applicable Lease Agreement. A termination of any or all of the Management and Lease Support Agreements by CEOC LLC or the Managers (including in the case of a rejection in bankruptcy) will not, subject to certain exceptions, result in the termination of CEC’s guaranty obligations under any of the Management and Lease Support Agreements.

Under the terms of the Management and Lease Support Agreements, the Managers will manage and operate the leased facilities in their reasonable business judgment. All direct expenses for operating the facilities are reimbursed by CEOC LLC and/or its subsidiaries (including, without limitation, fees and expenses allocated to the Managers and/or CEOC for the facilities under arrangements with CES). The Managers will enter into separate shared services arrangements with CES (and, if necessary, any other applicable affiliates) for access to shared services for the benefit of the facilities.

CEC’s guaranty obligations under the Management and Lease Support Agreements will not terminate, subject to certain specified termination events described in the Management and Lease Support Agreements, including, among other things, if the applicable Lease Agreement is terminated by the Landlords, the Management and Lease Support Agreement is terminated by the parties, or a replacement Lease Agreement and Management and Lease Support Agreement are entered into by the Landlords, CEC and/or its affiliates upon certain bankruptcy-related events.

A copy of each of the Management and Lease Support Agreement for the CPLV properties, the Management and Lease Support Agreement for the non-CPLV properties and the Management and Lease Support Agreement for the Joliet facilities is attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and each is incorporated herein by reference to this Item 1.01. The foregoing description of the Management and Lease Support Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Management and Lease Support Agreements.

Right of First Refusal Agreement

On the Effective Date, the Partnership entered into a right of first refusal agreement (the “Right of First Refusal Agreement”) with CEC, containing a right of first refusal in the Partnership and its affiliates’ favor, pursuant to which the Partnership and its affiliates will have the right to own certain domestic gaming facilities proposed to be owned or developed by CEC and/or CEOC LLC or its subsidiaries, subject to certain exclusions. The Right of First Refusal Agreement also contains a right of first refusal in favor of CEC and CEOC LLC, pursuant to which CEC and CEOC LLC will have the right to lease and manage certain domestic gaming facilities proposed to be owned or developed by the Partnership and its affiliates, subject to certain exclusions, including any transaction structured by the seller as a sale-leaseback. The rights of first refusal will terminate if the Management and Lease Support Agreements have been terminated or have expired by their terms, or with the Landlords’ consent, CEC (or an affiliate) is no longer managing the facilities, or a change of control occurs with respect to either CEC or the Partnership.

A copy of the Right of First Refusal Agreement is attached hereto as Exhibit 10.8 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Right of First Refusal Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Right of First Refusal Agreement.

Call Right Agreements

On the Effective Date, the Partnership entered into call right agreements (collectively, the “Call Right Agreements”) with CEC, providing the Partnership with a period of five years from the Effective Date to exercise call rights to acquire certain option properties from certain subsidiaries of CEC. Upon the Partnership electing to acquire a property, if the exercise of the call right is permissible, the parties will use good faith, commercially reasonable efforts, for a period of ninety days following the delivery of the election notice to negotiate and enter into a sale agreement and conveyance and ancillary documents with respect to the applicable property together with a leaseback agreement. Upon the Partnership electing to acquire a property, if the owner of the property determines that (i) the sale of the property would not be permitted under a debt agreement under which at least $100.0 million of indebtedness (individually or in the aggregate) is outstanding, (ii) the consummation of the call right would not be approved by the applicable gaming authorities or (iii) the property is not for any other reason deliverable to the Partnership, the owner may propose one or more replacement properties and the material terms of the purchase and if such proposal is at least as economically beneficial to the Partnership as the exercise of the call right, the parties must proceed with the sale of that property.

Copies of the Call Right Agreements are attached hereto as Exhibits 10.9, 10.10 and 10.11 and are incorporated herein by reference to this Item 1.01. The foregoing description of the Call Right Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Call Right Agreements.

Tax Matters Agreement

On the Effective Date, the Company entered into a tax matters agreement (the “Tax Matters Agreement”) with CEC, CEOC LLC, the Partnership and CPLV Property Owner LLC, a subsidiary of the Company (“CPLV”), addressing matters relating to the payment of taxes and entitlement to tax refunds by CEC, CEOC LLC, the Partnership and the Company, and allocating certain liabilities, including providing for certain covenants and indemnities, relating to the payment of such taxes, receipt of such refunds, and preparation of tax returns relating thereto. Under the Tax Matters Agreement, CEC will indemnify the Company for any taxes allocated to CEOC LLC which the Company is required to pay pursuant to its tax returns and the Company will indemnify CEC for any taxes allocated to the Company which CEC or CEOC LLC is required to pay pursuant to a CEC or CEOC tax return. The Company will have the right to participate in the contest of any matters relating to any CEC or CEOC LLC tax return that relate to matters for which the Company has indemnification responsibilities and CEC will have the right to participate in the contest of any matters relating to any of the Company’s tax returns that relate to matters for which CEC has indemnification responsibilities.

A copy of the Tax Matters Agreement is attached hereto as Exhibit 10.12 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Tax Matters Agreement.

CPLV Debt

On the Effective Date, CPLV and its special-purpose parent entities entered into loan documents governing $2,200.0 million of debt borrowed from third parties, including (i) $1,550.0 million of asset level real estate mortgage financing from various third-party financial institutions (the “CPLV CMBS Debt”), and (ii) three tranches of mezzanine debt in the aggregate principal amount of $650.0 million (the “CPLV Mezzanine Debt,” and together, the “CPLV Debt”). The proceeds of the CPLV Debt were distributed to certain of CEOC’s creditors pursuant to the terms of the Plan of Reorganization.

CPLV CMBS Debt

The CPLV CMBS Debt is secured by all of the assets of CPLV, including, but not limited to, CPLV’s (1) fee interest (except as provided in (2)) in and to CPLV, (2) leasehold interest with respect to Octavius Tower, and (3) interest in the CPLV Lease Agreement and all related agreements, including the Lease Agreements. The CPLV CMBS Debt is a first priority lien, subject only to permitted encumbrances (set forth in the loan documentation), and an obligation to repay a specified sum with interest. The CPLV CMBS Debt was evidenced by certain promissory notes and secured by a deed of trust that created a mortgage lien on the fee and/or leasehold interest of CPLV.

The Partnership provided a customary non-recourse carve-out guaranty with respect to the CPLV CMBS Debt.

The loan documents governing the CPLV CMBS Debt contain covenants limiting CPLV’s ability to, among other things: (i) incur additional debt; (ii) enter into certain transactions with its affiliates; (iii) consolidate, merge, sell or otherwise dispose of its assets; and (iv) allow transfers of its direct or indirect equity interests.

CPLV Mezzanine Debt

On the Effective Date, CPLV Mezz 1 LLC, CPLV Mezz 2 LLC and CPLV Mezz 3 LLC, direct and indirect special-purpose parent entities of CPLV, borrowed the CPLV Mezzanine Debt from various third-party financial institutions. The CPLV Mezzanine Debt consists of three tranches: senior, intermediate and junior, in an amount of $200.0 million, $200.0 million and $250.0 million, respectively. The junior tranche of the CPLV Mezzanine Debt will automatically be exchanged for shares of the Company’s common stock on November 6, 2017 (the “Mandatory Mezzanine Conversion”).

Each tranche of CPLV Mezzanine Debt is secured by each borrower’s equity interests in its direct wholly-owned subsidiary.

The Partnership provided a customary non-recourse carve-out guaranty with respect to the CPLV Mezzanine Debt.

The loan documents governing the CPLV Mezzanine Debt contain covenants limiting each borrower’s ability to, among other things: (i) incur additional debt; (ii) enter into certain transactions with its affiliates; (iii) consolidate, merge, sell or otherwise dispose of its assets; and (iv) allow transfers of its direct or indirect equity interests.

Copies of the loan agreements governing the CPLV CMBS Debt and the CPLV Mezzanine Debt are attached hereto as Exhibits 10.13, 10.14, 10.15 and 10.16 and are incorporated herein by reference to this Item 1.01. The foregoing description of the loan agreements governing the CPLV CMBS Debt and the CPLV Mezzanine Debt does not purport to be complete and is qualified in its entirety by reference to the complete text of the loan agreements governing the CPLV CMBS Debt and the CPLV Mezzanine Debt.

Mandatory Conversion Implementation Agreement

On the Effective Date, the Company entered into a mandatory conversion implementation agreement (the “Mandatory Conversion Implementation Agreement”) with CPLV Mezz 3 LLC providing for the delivery of shares of the Company’s common stock in exchange for the junior tranche of CPLV Mezzanine Debt converting into common stock upon the occurrence of the Mandatory Mezzanine Conversion.

A copy of the Mandatory Conversion Implementation Agreement is attached hereto as Exhibit 10.17 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Mandatory Conversion Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Mandatory Conversion Implementation Agreement.

Senior Secured Credit Facilities

On the Effective Date, VICI PropCo and certain of its subsidiaries entered into a first lien credit agreement (the “Credit Agreement”) among VICI PropCo, as borrower, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent, governing the senior secured credit facilities. The senior secured credit facilities provide for senior secured financing consisting of senior secured first lien term loans (“Term Loans”) distributed to certain of CEOC’s creditors pursuant to the terms of the Plan of Reorganization in an aggregate principal amount of $1,638.4 million, which mature in 2022. The senior secured credit facilities have capacity to add incremental loans in an aggregate amount of: (a) $60 million plus (b) $1,450 million plus (c) additional amounts, subject, in the case of this clause (c), to the borrower and its restricted subsidiaries not exceeding certain leverage ratios.

VICI PropCo will pay interest quarterly on the Term Loans at a rate per annum, reset quarterly, equal to (i) with respect to any ABR borrowings, the sum of ABR (as defined in the Credit Agreement) and 2.5% and (ii) with respect to any Eurocurrency borrowings, the sum of the Adjusted Eurocurrency Rate (as defined in the Credit Agreement) and 3.5%.

VICI PropCo’s material, domestic wholly-owned subsidiaries, other than CPLV, CPLV’s direct and indirect special-purpose parent entities and VICI FC Inc. (“VICI FC”), are guarantors. The senior secured credit facilities are secured by a pledge of substantially all of the existing and future property and assets of VICI PropCo and the restricted subsidiary guarantors, including a pledge of the capital stock of the wholly-owned domestic subsidiaries held by VICI PropCo and the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by VICI PropCo and the subsidiary guarantors, in each case subject to exceptions.

Under the senior secured credit facilities, VICI PropCo is required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt. In addition, the senior secured credit facilities contain customary representations and warranties, events of default and affirmative and negative covenants.

The Term Loans are prepayable at VICI PropCo’s option, in whole or in part, at any time, and from time to time, at a price equal to 100% of the principal amount of the Term Loans redeemed plus accrued and unpaid interest to the redemption date plus (i) prior to the first anniversary of the issuance of such loans, a “make-whole” premium and (ii) thereafter, a prepayment premium equal to (a) 3% of the amount redeemed on and after the first anniversary of such issuance, (b) 2% of the amount redeemed on and after the second anniversary of such issuance, (c) 1% of the amount redeemed on and after the third anniversary of such issuance and (d) 0% on and after the fourth anniversary of such issuance; provided, however, that no “make-whole” or prepayment premium shall be payable in the event of any voluntary prepayment in cash of all Term Loans prior to the six-month anniversary of the issuance of such loans.

A copy of the Credit Agreement governing the senior secured credit facilities is attached hereto as Exhibit 10.18 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement.

First Lien Notes

On the Effective Date, VICI PropCo and VICI FC entered into an indenture (the “First Lien Indenture”) among VICI PropCo and VICI FC (together, the “notes co-issuers”), the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, governing the $311.7 million in aggregate principal amount of First-Priority Senior Secured Floating Rate Notes due 2022 (the “First Lien Notes”) issued pursuant to the Plan of Reorganization. The First Lien Notes will mature on October 15, 2022.

The notes co-issuers will pay interest quarterly on the First Lien Notes at a rate per annum, reset quarterly, equal to the sum of LIBOR (as defined in the First Lien Indenture), with a floor of 1.00%, and 3.5%.

The First Lien Notes are senior secured obligations of the notes co-issuers and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The First Lien Notes are guaranteed on a senior secured basis by the subsidiary guarantors that guarantee indebtedness under the senior secured credit facilities and secured by a first-priority security interest, subject to permitted liens, in the collateral that also secures the senior secured credit facilities. None of the Company, the Partnership or certain subsidiaries of VICI PropCo, including CPLV and its direct and indirect special-purpose parent entities, are subject to the covenants of the First Lien Indenture or are guarantors of the First Lien Notes.

The First Lien Indenture contains customary events of default and affirmative and negative covenants. Generally, if an event of default occurs, the trustee or the holders of at least 30% in principal amount of the then outstanding First Lien Notes may declare the principal of and accrued but unpaid interest on all of the First Lien Notes to be due and payable immediately.

The First Lien Notes are redeemable at VICI PropCo’s option, in whole or in part, at any time, and from time to time, at a price equal to 100% of the principal amount of the First Lien Notes so redeemed plus accrued and unpaid interest to the redemption date plus (i) prior to the first anniversary of the issuance of such notes, a “make-whole” premium and (ii) thereafter, a prepayment premium equal to (a) 3% of the amount redeemed on and after the first anniversary of such issuance, (b) 2% of the amount redeemed on and after the second anniversary of such issuance, (c) 1% of the amount redeemed on and after the third anniversary of such issuance and (d) 0% on and after the fourth anniversary of such issuance; provided, however, that no “make-whole” or prepayment premium shall be payable in the event of any optional redemption in cash of all of the First Lien Notes on or prior to April 15, 2018. In addition, prior to the first anniversary of such issuance, up to 35% of the original aggregate principal amount of the First Lien Notes may be redeemed at VICI PropCo’s option with the net cash proceeds of certain equity issuances by VICI PropCo, the Company or any Parent Entity (as defined in the First Lien Indenture) of VICI PropCo, at a price equal to 100% of the principal amount of the First Lien Notes redeemed plus a premium equal to the interest rate per annum on the First Lien Notes in effect on the date on which notice of redemption is given plus accrued and unpaid interest to the redemption date; provided, however, that at least 50% of the original aggregate principal amount of the First Lien Notes must remain outstanding after any such redemption.

First Lien Intercreditor Agreement

On the Effective Date, VICI PropCo and VICI FC entered into a first lien intercreditor agreement (the “First Lien Intercreditor”) among the notes co-issuers, Wilmington Trust, National Association, as collateral agent and authorized representative under the Credit Agreement, and UMB Bank, National Association, as the other authorized representative. The First Lien Intercreditor governs the relative rights of the secured parties under the First Lien Notes and the senior secured credit facilities in respect of VICI PropCo’s and the subsidiary guarantors’ assets securing the notes co-issuers’ obligations under the First Lien Notes and the senior secured credit facilities and certain other matters relating to the administration and enforcement of security interests.

First Lien Collateral Agreement

On the Effective Date, VICI PropCo and VICI FC entered into a first lien collateral agreement (the “First Lien Collateral Agreement”) among the notes co-issuers, the subsidiaries party thereto, and Wilmington Trust, National Association, as collateral agent. Pursuant to the First Lien Collateral Agreement, the First Lien Notes are secured by first-priority security interests in the collateral that secures the senior secured credit facilities. The liens and security interests granted to the collateral agent for the benefit of the secured parties pursuant to the First Lien Collateral Agreement are expressly subject to the First Lien Intercreditor.

A copy of each of the First Lien Indenture governing the First Lien Notes, the First Lien Intercreditor and the First Lien Collateral Agreement are attached hereto as Exhibits 4.1, 10.19 and 10.20, respectively, and each is incorporated herein by reference to this Item 1.01. The foregoing description of the First Lien Indenture, the First Lien Intercreditor and the First Lien Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Lien Indenture, the First Lien Intercreditor and the First Lien Collateral Agreement, respectively.

Second Lien Notes

On the Effective Date, VICI PropCo and VICI FC entered into an indenture (the “Second Lien Indenture”) among the notes co-issuers, the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, governing the $766.9 million in aggregate principal amount of 8.0% Second-Priority Senior Secured Notes due 2023 (the “Second Lien Notes”) issued pursuant to the Plan of Reorganization. The Second Lien Notes will mature on October 15, 2023.

The notes co-issuers will pay interest semi-annually on the Second Lien Notes at a rate per annum of 8.0%.

The Second Lien Notes are senior secured obligations of the notes co-issuers and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The Second Lien Notes are guaranteed on a senior secured basis by the subsidiary guarantors that guarantee indebtedness under the senior secured credit facilities and the First Lien Notes and secured by a second-priority security interest, subject to permitted liens, in the same collateral that secures the senior secured credit facilities and the First Lien Notes. None of the Company, the Partnership or certain subsidiaries of VICI PropCo, including CPLV and its direct and indirect special-purpose parent entities, are subject to the covenants of the Second Lien Indenture or are guarantors of the Second Lien Notes.

The Second Lien Indenture contains customary events of default and affirmative and negative covenants. Generally, if an event of default occurs, the trustee or the holders of at least 30% in principal amount of the then outstanding Second Lien Notes may declare the principal of and accrued but unpaid interest on all of the Second Lien Notes to be due and payable immediately.

The Second Lien Notes are redeemable at VICI PropCo’s option, in whole or in part, at any time, from time to time, at a price equal to 100% of the principal amount of the Second Lien Notes so redeemed and, (1) prior to the third anniversary of the issuance of such notes, a “make-whole” premium and (2) thereafter, a prepayment premium equal to (y) 4% of the amount redeemed on and after the third anniversary of such issuance, and (z) 0% on and after the fourth anniversary of such issuance plus accrued and unpaid interest to the redemption date. In addition, prior to the third anniversary of such issuance, up to 35% of the original aggregate principal amount of the Second Lien Notes may be redeemed at VICI PropCo’s option with the net cash proceeds of certain equity issuances by VICI PropCo, the Company or any Parent Entity (as defined in the Second Lien Indenture) of VICI PropCo, at a price equal to 108% of the principal amount of the Second Lien Notes redeemed plus accrued and unpaid interest to the redemption date; provided, however, that at least 50% of the original aggregate principal amount of the Second Lien Notes must remain outstanding after any such redemption.

Second Lien Intercreditor Agreement

On the Effective Date, VICI PropCo and VICI FC entered into a second lien intercreditor agreement (the “Second Lien Intercreditor”) among the notes co-issuers, Wilmington Trust, National Association, as Credit Agreement agent, UMB Bank, National Association, as the other first lien obligations agent, and UMB Bank, National Association, as trustee under the Second Lien Indenture. The Second Lien Intercreditor governs the relative priorities of the respective security interests in VICI PropCo’s and the subsidiary guarantors’ assets securing (i) the Second Lien Notes, (ii) the First Lien Notes, and (iii) the borrowings under the senior secured credit facilities, as well as certain other matters relating to the administration of security interests.

Second Lien Collateral Agreement

On the Effective Date, VICI PropCo and VICI FC entered into a second lien collateral agreement (the “Second Lien Collateral Agreement”) among the notes co-issuers, the subsidiaries party thereto, and UMB Bank, National Association, as collateral agent. Pursuant to the Second Lien Collateral Agreement, the Second Lien Notes are secured by a second-priority security interest in the same collateral that secures the senior secured credit facilities and the First Lien Notes. The liens and security interests granted to the collateral agent for the benefit of the secured parties pursuant to the Second Lien Collateral Agreement are expressly subject to the Second Lien Intercreditor.

A copy of each of the Second Lien Indenture governing the Second Lien Notes, the Second Lien Intercreditor and the Second Lien Collateral Agreement are attached hereto as Exhibits 4.2, 10.21 and 10.22, respectively, and each is incorporated herein by reference to this Item 1.01. The foregoing description of the Second Lien Indenture, the Second Lien Intercreditor and the Second Lien Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Lien Indenture, the Second Lien Intercreditor and the Second Lien Collateral Agreement, respectively.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to maintain a resale shelf registration statement with respect to the Company’s common stock for the benefit of certain backstop purchasers and lenders of the CPLV Mezzanine Debt that will receive common stock in the Mandatory Mezzanine Conversion. The agreement also grants demand rights under certain circumstances and customary piggyback registration rights to such holders. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement.

Amended and Restated Agreement of Limited Partnership

On the Effective Date, an Amended and Restated Agreement of Limited Partnership governing the Partnership became effective. The description of the Amended and Restated Agreement of Limited Partnership set forth in “Item 11. Description of Registrant’s Securities to be Registered—Description of Our Operating Partnership Agreement,” in the Form 10 is incorporated by reference into this Item 1.01. A copy of the Amended and Restated Agreement of Limited Partnership is attached hereto as Exhibit 10.23 and is incorporated by reference herein. The description of the Amended and Restated Agreement of Limited Partnership included in the Form 10 and incorporated by reference herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Agreement of Limited Partnership.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note hereto and in the description of the Separation Agreement in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the senior secured credit facilities, the First Lien Notes, the Second Lien Notes and the CPLV Debt is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued 177,160,494 shares of common stock and 12,000,000 shares of Series A preferred stock with an aggregate liquidation preference of $300.0 million ($25 per share). On November 6, 2017, the Series A preferred stock will automatically convert into an aggregate of 51,433,692 shares of the Company’s common stock (the “Mandatory Preferred Conversion”). No additional consideration is payable in connection with the Mandatory Preferred Conversion.

Pursuant to the Plan of Reorganization and a Backstop Commitment Agreement dated September 12, 2017, the backstop purchasers agreed, or otherwise had the right, to purchase a specified number of the shares of the Series A preferred stock for cash, with the cash proceeds of such purchases being paid to certain creditors of CEOC. 6,002,907 shares of Series A preferred stock were purchased by the backstop purchasers on the Effective Date (the “Backstop Shares”) at a price of $20.83 per share and 5,997,093 shares of Series A preferred stock were issued to creditors of CEOC as a portion of the recovery on account of their claims.

Pursuant to section 1145 of the U.S. Bankruptcy Code, the offering and issuance of the shares of the Company’s common stock, Series A preferred stock and the shares of common stock issuable upon conversion of the Series A preferred stock (in each case, other than the Backstop Shares), is exempt from, among other things, the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. The offering and issuance of the Backstop Shares and the common stock issuable in connection with the Mandatory Preferred Conversion are exempt from registration under Section 5 of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act, as an offering to “accredited investors.” The issuance of the common stock in connection with the Mandatory Preferred Conversion of the Backstop Shares, to the extent constituting an offer or sale, is exempt from registration under Section 3(a)(9) of the Securities Act as an offering and sale to existing security holders.

On the Effective Date, VICI PropCo issued $311.7 million aggregate principal amount of First Lien Notes and $766.9 million in aggregate principal amount of Second Lien Notes. Pursuant to section 1145 of the U.S. Bankruptcy Code, the offering and issuance of these securities as contemplated by the Plan of Reorganization is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.

In addition, on the Effective Date, CPLV Mezz 3 LLC issued a junior tranche of CPLV Mezzanine Debt in an amount of $250.0 million to institutional accredited investors, which debt will automatically convert into an aggregate of 17,630,700 shares of the Company’s common stock pursuant to the Mandatory Mezzanine Conversion. No additional consideration is payable in connection with the Mandatory Mezzanine Conversion. The net proceeds from the issuance of the junior tranche of CPLV Mezzanine Debt were distributed to creditors under the Plan of Reorganization. The offering and issuance of the junior tranche of CPLV Mezzanine Debt and the common stock issuable in connection with the Mandatory Mezzanine Conversion are exempt from registration under Section 5 of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act, as an offering to “accredited investors.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective on the Effective Date, and in accordance with the Company’s Amended and Restated Charter (as defined herein), the then existing directors of the Company (i) approved the increase in the size of the board of directors of the Company (the “Board”) from two to six, (ii) appointed the six persons identified below to the Board, effective as of the Effective Date, and (iii) agreed to resign as directors, effective as of the Effective Date. Each director identified below will serve until the first annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier removal.

The following table sets forth the individuals who were designated to the Board as of the Effective Date:

Name	Age
Edward B. Pitoniak	61
James R. Abrahamson (Chair of the Board)	61
Eugene I. Davis	62
Eric L. Hausler	47
Craig Macnab	61
Michael D. Rumbolz	63

For more information regarding each of the Company’s directors, see the biographies in the Form 10 under “Item 5. Directors and Executive Officers,” incorporated herein by reference to this Item 5.02.

The Board made the following committee appointments as of the Effective Date:

Name	Audit and Finance Committee	Compensation Committee	Nominating and Governance Committee
Edward B. Pitoniak
James R. Abrahamson
Eugene I. Davis	✓ (Chair)	✓	✓
Eric L. Hausler	✓		✓ (Chair)
Craig Macnab		✓ (Chair)	✓
Michael D. Rumbolz	✓	✓

Election of Certain Officers

On the Effective Date, the Board appointed the individuals identified below to the officer positions set forth below, with each such officer to hold office until his or her successor is duly elected and qualified or until his or her death, or his or her resignation or removal from office.

Name	Age	Position
Edward B. Pitoniak	61	Chief Executive Officer
John Payne	48	President, Chief Operating Officer and Secretary
Mary E. Higgins	60	Chief Financial Officer and Treasurer
Kenneth J. Kuick	48	Chief Accounting Officer

For more information regarding each of the Company’s officers identified above, except for Mr. Kuick whose biography is set forth below, see the biographies in the Form 10 under “Item 5. Directors and Executive Officers,” incorporated herein by reference to this Item 5.02.

Kenneth J. Kuick

Mr. Kuick has been the Company’s chief accounting officer since its conversion to a Maryland corporation. Until the Effective Date, Mr. Kuick served as the chief accounting officer of CEOC, a position he held since 2014. From 2011 to 2014, Mr. Kuick served as Vice President, Assistant Controller for CEC. Prior to that, from 2010 to 2011, Mr. Kuick served as the Senior Controller of AEGON USA Investment Management, a global, active investment manager. From 2005 to 2009, Mr. Kuick served as Director of Financial Reporting at Calamos Asset Management, Inc., a global investment firm. From 2000 to 2005, Mr. Kuick served as Manager of Corporate Accounting and Reporting at Alberto Culver, a manufacturer of hair and skin beauty care products. From 1991 through 2001, Mr. Kuick was a manager at Arthur Andersen LLP, a public accounting firm. Mr. Kuick holds a Bachelor’s degree in Accounting Systems from Taylor University.

Indemnification Agreements

In connection with their appointment, each director and executive officer of the Company entered into an indemnification agreement with the Company, effective as of the Effective Date. A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.24 and incorporated by reference herein.

Employment Agreements

In connection with their appointment, each executive officer of the Company entered into an employment agreement with the Company (the “Employment Agreements”), effective as of the Effective Date. The description of the Employment Agreements for Mr. Payne and Ms. Higgins are included in the Form 10 under “Item 6. Executive Compensation.” Such descriptions are incorporated herein by reference. A description of Mr. Pitoniak’s Employment Agreement is set forth below.

Chief Executive Officer

The Company has entered into an employment agreement with Mr. Edward B. Pitoniak, pursuant to which he serves as the Company’s Chief Executive Officer. The employment agreement provides for an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Pitoniak is entitled to receive an annual base salary of $725,000. Mr. Pitoniak is also eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 100% of his base salary and a maximum value of 200% of his base salary, and equity awards with a target value of 250% of Mr. Pitoniak’s base salary. The Compensation Committee will establish the performance goals on which the annual cash bonus will be based and the form and terms of any equity awards. Mr. Pitoniak’s 2017 bonus, which will be paid in 2018, will be a $150,000 cash bonus and common stock valued at $500,000, which cannot be transferred until January 15, 2020. In addition, Mr. Pitoniak will receive an equity grant valued at $1,250,000, which shall vest at a rate of 25% per year on each of the first four anniversaries of the grant date, and a $161,500 cash bonus.

If Mr. Pitoniak’s employment is terminated by the Company without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), he is entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) 150% of base salary and the target bonus for the year of termination, paid over 12 months, (2) a pro-rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro rata portion of outstanding performance based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified, with the cash severance being 200% of base salary and target bonus and paid in a lump sum, and full vesting of all equity awards.

If Mr. Pitoniak’s employment is terminated due to his death or disability (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination and accelerated vesting of all time-based equity awards. If Mr. Pitoniak’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest but will not be entitled to any other severance.

Mr. Pitoniak’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Pitoniak giving a notice of nonrenewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

A copy of the Employment Agreements for each of Mr. Pitoniak, Mr. Payne and Ms. Higgins are attached hereto as Exhibit 10.25, 10.26 and 10.27, respectively, and incorporated by reference herein. The descriptions of the Employment Agreements for Mr. Payne and Ms. Higgins included in the Form 10 and incorporated by reference herein and the description of Mr. Pitoniak’s Employment Agreement included above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Employment Agreements.

VICI 2017 Stock Incentive Plan

On the Effective Date, the VICI 2017 Stock Incentive Plan (the “VICI 2017 Stock Plan”) became effective. The VICI 2017 Stock Plan is designed to provide incentives to attract, retain and motivate the officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company and its subsidiaries. The VICI 2017 Stock Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights. The VICI 2017 Stock Plan provides for the grant of awards with respect to an aggregate of 12,750,000 shares of the Company’s common stock, subject to adjustment in the case of certain corporate changes. The Board may suspend, discontinue, revise or amend the VICI 2017 Stock Plan or any portion thereof at any time; provided that no such action will be taken without shareholder approval if such approval is necessary to comply with any legal or regulatory requirement.

A copy of the VICI 2017 Stock Plan is attached hereto as Exhibit 10.28 and incorporated by reference to this Item 5.02. The foregoing description of the VICI 2017 Stock Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the VICI 2017 Stock Plan.

Director Compensation

Each of the Company’s directors who is not an employee of the Company or its subsidiaries will receive an annual retainer of $225,000, payable in a combination of cash and equity. Additional annual retainers, also payable in a combination of cash and equity, will be paid to the chair of the Board ($75,000), members of the audit and finance committee ($20,000; with the chair receiving $40,000), members of the compensation committee ($10,000; with the chair receiving $20,000), and members of the nominating and governance committee ($7,500; with the chair receiving $15,000). An initial grant of shares of common stock with a value of $132,500 as of the Effective Date will be made to outside directors other than the chair of the Board, and an initial grant with an Effective Date value of $200,000 will be made to the chair of the Board, in each case as determined by the Board at a later time based on an independent appraisal of the value of the common stock on the Effective Date. The directors may elect to defer some or all of their compensation pursuant to a deferral plan.

Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the Company’s then existing charter and bylaws were amended and restated (as so amended, the “Amended and Restated Charter” and the “Amended and Restated Bylaws”). The Amended and Restated Charter was duly approved by the Company’s pre-Effective Date sole stockholder, CEOC. The description of the Amended and Restated Charter and Amended and Restated Bylaws set forth in “Item 11. Description of Registrant’s Securities to be Registered—Certain Provisions of Maryland Law and Our Charter and Bylaws,” in the Form 10 is incorporated by reference into this Item 5.03. Copies of each of the Amended and Restated Charter and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein. The description of the Amended and Restated Charter and Amended and Restated Bylaws included in the Form 10 and incorporated by reference herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Charter and Amended and Restated Bylaws.

Item 5.05 Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Effective Date, the Board adopted Corporate Governance Guidelines and a Code of Business Conduct applicable to the Company’s directors, officers, employees and consultants, which are available under the “Investors” tab on the Company’s website, http://www.viciproperties.com.

Item 8.01. Other Events.

On October 6, 2017, the Company issued a press release announcing the completion of its spin-off from CEOC. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The historical financial statements of Caesars Entertainment Outdoor (Debtor-in-Possession), a wholly-owned business of CEOC, the Combined Statements of Investments of Real Estate Assets to be Contributed to VICI Properties Inc. and Schedule III-Real Estate and Accumulated Depreciation were previously filed on pages F-1 through F-33, F-45 through F-53, and F-54, respectively, of the Form 10 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial statements of the Company giving effect the Restructuring as if it had occurred on June 30, 2017 with respect to balance sheet information, and January 1, 2016 with respect to statement of operations information, were previously filed on pages 57 through 65 of the Form 10 and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.1	Separation Agreement, dated as of October 6, 2017, between Caesars Entertainment Operating Company, Inc. and VICI Properties Inc.

3.1	Articles of Amendment and Restatement of VICI Properties Inc.

3.2	Amended and Restated Bylaws of VICI Properties Inc.

4.1	Indenture, dated as of October 6, 2017, by and among VICI Properties 1 LLC, VICI FC Inc., the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, governing the First-Priority Senior Secured Floating Rate Notes due 2022.

4.2	Indenture, dated as of October 6, 2017, by and among VICI Properties 1 LLC, VICI FC Inc., the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, governing the 8.0% Second-Priority Senior Secured Notes due 2023.

4.3	Registration Rights Agreement, dated as of October 6, 2017, between VICI Properties Inc. and the holders named therein.

10.1	Lease (CPLV), dated as of October 6, 2017, by and among CPLV Property Owner LLC, Desert Palace LLC, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, relating to the CPLV Facilities.

10.2	Lease (Non-CPLV), dated as of October 6, 2017, by and among the entities listed on Schedules A and B thereto and CEOC, LLC, relating to the Non-CPLV Facilities.

10.3	Lease (Joliet), dated as of October 6, 2017, by and between Harrah’s Joliet Landco LLC and Des Plaines Development Limited Partnership, relating to the Joliet Facilities.

10.4	Golf Course Use Agreement, dated as of October 6, 2017, by and among Rio Secco LLC, Cascata LLC, Chariot Run LLC, Grand Bear LLC, Caesars Enterprise Services, LLC, CEOC, LLC and, solely for purposes of Section 2.1(c) thereof, Caesars License Company, LLC.

10.5	Management and Lease Support Agreement, dated as of October 6, 2017, by and among Desert Palace LLC, Caesars Entertainment Operating Company, Inc., CEOC, LLC, CPLV Manager, LLC, Caesars Entertainment Corporation, CPLV Property Owner LLC, and solely for certain articles and sections named therein, Caesars License Company, LLC and Caesars Enterprise Services, LLC relating to the CPLV Facilities.

10.6	Management and Lease Support Agreement, dated as of October 6, 2017, by and among CEOC, LLC, the entities listed therein, Non-CPLV Manager, LLC, Caesars Entertainment Corporation and solely for certain articles and sections named therein, Caesars License Company, LLC and Caesars Enterprise Services, LLC relating to the Non-CPLV Facilities.

10.7	Management and Lease Support Agreement, dated as of October 6, 2017, by and among Des Plaines Development Limited Partnership, Joliet Manager, LLC, Caesars Entertainment Corporation, Harrah’s Joliet Landco LLC and solely for certain articles and sections named therein, Caesars License Company, LLC and Caesars Enterprise Services, LLC relating to the Joliet Facilities.

10.8	Right of First Refusal Agreement, dated as of October 6, 2017, between Caesars Entertainment Corporation and VICI Properties L.P.

10.9	Call Right Agreement, dated as of October 6, 2017, by and between VICI Properties L.P. and Caesars Entertainment Corporation relating to Harrah’s New Orleans.

10.10	Call Right Agreement, dated as of October 6, 2017, by and between VICI Properties L.P. and Caesars Entertainment Corporation relating to Harrah’s Laughlin.

10.11	Call Right Agreement, dated as of October 6, 2017, by and between VICI Properties L.P. and Caesars Entertainment Corporation relating to Harrah’s Atlantic City.

10.12	Tax Matters Agreement, dated as of October 6, 2017, by and among Caesars Entertainment Corporation, CEOC, LLC, VICI Properties Inc., VICI Properties L.P. and CPLV Property Owner LLC.

10.13	Loan Agreement, dated as of October 6, 2017, by and among CPLV Property Owner LLC, as borrower, JPMorgan Chase Bank, National Association, Barclays Bank PLC, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A., as lenders, governing the CPLV CMBS Debt.

10.14	Mezzanine C Loan Agreement, dated as of October 6, 2017, by and among CPLV Mezz 3 LLC, Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent, and the lenders party thereto, governing the junior mezzanine debt.

10.15	Mezzanine B Loan Agreement, dated as of October 6, 2017, by and among CPLV Mezz 2 LLC, Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent, and the lenders party thereto, governing the intermediate mezzanine debt.

10.16	Mezzanine A Loan Agreement, dated as of October 6, 2017, by and among CPLV Mezz 1 LLC, Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent, and the lenders party thereto, governing the senior mezzanine debt.

10.17	Mandatory Conversion Implementation Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and CPLV Mezz 3 LLC.

10.18	First Lien Credit Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC, as the Borrower, the lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent.

10.19	First Lien Intercreditor Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC and VICI FC Inc., as the Borrowers, Wilmington Trust, National Association, as Collateral Agent and Authorized Representative under the Credit Agreement, UMB Bank, National Association, as the Initial Other Authorized Representative, and each additional Authorized Representative from time to time party hereto.

10.20	First Lien Collateral Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC, VICI FC Inc., each Subsidiary Party thereto, and Wilmington Trust, National Association, as Collateral Agent.

10.21	Second Lien Intercreditor Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC and VICI FC Inc., as the Borrowers, Wilmington Trust, National Association, as Credit Agreement Agent, UMB Bank, National Association, as the Initial Other First Priority Lien Obligations Agent, and each Other First Priority Lien Obligations Agent from time to time party hereto.

10.22	Second Lien Collateral Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC, VICI FC Inc., each Subsidiary Party thereto, and UMB Bank, National Association, as Collateral Agent.

10.23	Amended and Restated Agreement of Limited Partnership of VICI Properties L.P.

10.24	Form of Indemnification Agreement, between VICI Properties Inc. and its directors and officers (incorporated by reference to Exhibit 10.20 to VICI Properties Inc.’s Form 10 filed on September 28, 2017).

10.25	Employment Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and Edward Pitoniak.

10.26	Employment Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and John Payne.

10.27	Employment Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and Mary E. Higgins.

10.28	VICI Properties Inc. 2017 Stock Incentive Plan.

99.1	Press release dated October 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: October 11, 2017	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer and Treasurer